Exhibit 99.1

Alaska Communications Reports Third Quarter 2017 Results

-Alaska Communications reaffirms revenue and free cash flow guidance-

ANCHORAGE, Alaska--(BUSINESS WIRE)--November 8, 2017--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the third quarter of 2017.

“Our sales performance in Business and Wholesale is consistent with our expectations and reflects a robust delivery funnel that gives us visibility into revenue for the quarters ahead. We posted growth in both Total revenue as well as Business and Wholesale revenue, and continue to see growth prospects in the long-term as demand drivers like video streaming, wireless backhaul and cloud migration continue in their robust trajectory.

“Additionally, we are advancing our fixed wireless technology strategy. Fixed wireless provides a capital efficient mechanism to meet our CAF II deployment obligations as well as a strong foundation for competitive broadband to serve our mass market consumer and small business customers in non-CAF II areas. We look forward to reporting progress over the upcoming quarters,” said Anand Vadapalli, president and CEO of Alaska Communications.

Revenue Highlights: Third Quarter 2017 Compared to Third Quarter 2016

  Total revenue:
    Revenue increased to $56.7 million, up 0.4 percent from $56.5 million.
    Total broadband revenue reached $31.3 million, representing 55.3 percent of total revenue and up 6.8 percent from $29.4 million.
  Business and wholesale:
    Comprised 61.5 percent of total revenue.
    Revenue grew to $34.9 million, up 2.5 percent from $34.0 million.
    Broadband revenue reached $25.0 million, up 8.3 percent from $23.1 million.
  Consumer:
    Comprised 16.4 percent of total revenue.
    Revenue was $9.3 million, down 0.7 percent from $9.4 million.
    Broadband revenue was $6.3 million, up 1.2 percent from $6.2 million.
  Regulatory:
    Comprised 22.1 percent of total revenue.
    Revenue was $12.5 million, down 4.4 percent from $13.1 million.

Financial Metrics: Third Quarter 2017 compared to Third Quarter 2016

  Operating income was $3.5 million, compared to $4.1 million.
  Net income was $0.3 million in both periods.
  Net cash provided by operating activities was $8.6 million, compared to $9.5 million.
  Capital expenditures were $13.5 million, compared to $8.7 million.

Balance Sheet Metrics: September 30, 2017 compared to December 31, 2016

  Cash was $11.2 million, compared to $21.2 million, reflecting the utilization of cash in the refinancing transactions and other changes in working capital.
  Net debt was $172.4 million, compared to $162.8 million. This increase reflects the change in cash noted above.

Non-GAAP Metrics: Third Quarter 2017 compared to Third Quarter 2016

  Adjusted EBITDA was $13.0 million, compared to $13.9 million.
  Adjusted free cash flow was ($4.2) million, compared to $3.0 million.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release and on the company’s website at http://www.alsk.com in the investment data section.

Laurie Butcher, Alaska Communications senior vice-president of finance, said: “Our results reflect uncertainty in the FCC’s Rural Health Care Program causing a negative impact on revenue of $0.7 million for both the quarter and year to date and on Adjusted EBITDA of $1.5 million for the quarter and $2.6 million year to date. While conservatively revising Adjusted EBITDA guidance, we continue to proactively manage operating expenses to mitigate the impacts. With our emphasis on capital efficiency through the course of the year, we are also reducing capital spending which will positively impact adjusted free cash flow. We remain comfortable with both our revenue and Adjusted FCF guidance levels for the year.”

2017 Guidance:

  Total Revenue between $229 million and $235 million, consistent with prior guidance
  Adjusted EBITDA between $56 million and $59 million, reduced from $59 million and $61 million
  Capital Expenditures between $32 million and $35 million, reduced from $35 million and $38 million
  Adjusted Free Cash Flow between $4 million and $7 million, consistent with prior guidance

Conference Call

The Company will host a conference call and live webcast on Wednesday, November 8, 2017 at 3:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-800-289-0459 and enter pass code 471977. All other parties can access the call at 1-323-794-2558 and use the same code.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until December 8, 2017 at 6:00 p.m. Eastern Time. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 9115915. All other parties can call 1-719-457-0820 and enter pass code 9115915.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition of these non-GAAP measures is provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release and on our website in the investment data section. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash outflows of $7.7 million in the nine-month period of 2017).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation, Federal and Alaska Universal Service Fund changes including Rural Health Care Program funding limitations, adverse economic conditions, the effects of competition in our markets, unforeseen challenges when entering new markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, our ability to service our debt and refinance as required, labor negotiations, including renegotiating our collective bargaining agreement, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, changes in technology and standards, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Operating revenues	$56,703	$56,483	$171,970	$169,073

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	26,690	25,393	78,286	77,064
Selling, general & administrative	17,261	18,110	52,792	53,036
Depreciation and amortization	9,193	8,748	27,124	25,908
Loss on disposal of assets, net	40	132	73	284

Total operating expenses	53,184	52,383	158,275	156,292

Operating income	3,519	4,100	13,695	12,781

Other income and (expense):
Interest expense	(3,577)	(3,869)	(11,335)	(11,590)
Loss on extinguishment of debt	(93)	-	(7,527)	(336)
Interest income	13	7	27	18
Total other income and (expense)	(3,657)	(3,862)	(18,835)	(11,908)

(Loss) income before income tax benefit (expense)	(138)	238	(5,140)	873

Income tax benefit (expense)	422	82	1,886	(217)

Net income (loss)	284	320	(3,254)	656

Less net loss attributable to noncontrolling interest	(36)	(34)	(100)	(101)

Net income (loss) attributable to Alaska Communications	$320	$354	$(3,154)	$757

Basic and Diluted	$0.01	$0.01	$(0.06)	$0.01

Weighted average shares outstanding:
Basic	52,434	51,340	52,159	51,105
Diluted	53,794	52,454	52,159	52,130

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	September 30,	December 31,
Assets	2017	2016

Current assets:
Cash and cash equivalents	$11,224	$21,228
Restricted cash	11,927	1,917
Accounts receivable, net of allowance of $2,165 and $1,115	24,976	25,062
Materials and supplies	5,635	4,917
Prepayments and other current assets	7,522	5,995
Total current assets	61,284	59,119

Property, plant and equipment	1,367,927	1,349,899
Less: accumulated depreciation and amortization	(1,001,953)	(983,050)
Property, plant and equipment, net	365,974	366,849

Deferred income taxes	16,542	14,718
Other assets	1,864	1,674
Total assets	$445,664	$442,360

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$17,251	$1,973
Accounts payable, accrued and other current liabilities	37,767	38,180
Advance billings and customer deposits	4,353	4,167
Total current liabilities	59,371	44,320

Long-term obligations, net of current portion	170,414	177,626
Other long-term liabilities, net of current portion	59,642	61,538
Total liabilities	289,427	283,484
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	524	515
Additional paid in capital	158,184	159,474
(Accumulated deficit) retained earnings	(1,057)	752
Accumulated other comprehensive loss	(2,434)	(2,910)
Total Alaska Communications stockholders' equity	155,217	157,831
Noncontrolling interest	1,020	1,045
Total stockholders' equity	156,237	158,876

Total liabilities and stockholders' equity	$445,664	$442,360

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cash Flows from Operating Activities:
Net income (loss)	$284	$320	$(3,254)	$656
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,193	8,748	27,124	25,908
Loss on the disposal of assets, net	40	132	73	284
Amortization of debt issuance costs and debt discount	414	1,014	1,951	3,035
Loss on extinguishment of debt	93	-	7,527	336
Amortization of deferred capacity revenue	(884)	(862)	(2,601)	(2,564)
Stock-based compensation	261	700	842	2,147
Deferred income tax (benefit) expense	(374)	48	(1,840)	543
Tax deficiencies from share-based payments	-	-	-	(51)
Charge for uncollectible accounts	929	89	2,562	166
Other non-cash expense, net	142	52	430	466
Income taxes payable (receivable)	3	(130)	577	(852)
Changes in operating assets and liabilities	(1,478)	(633)	(7,703)	(1,710)
Net cash provided by operating activities	8,623	9,478	25,688	28,364

Cash Flows from Investing Activities:
Capital expenditures	(13,532)	(8,689)	(24,054)	(22,351)
Capitalized interest	(309)	(263)	(772)	(811)
Change in unsettled capital expenditures	4,050	(25)	2,007	(9,181)
Proceeds on sale of assets	2	1	6	2,664
Net cash used by investing activities	(9,789)	(8,976)	(22,813)	(29,679)

Cash Flows from Financing Activities:
Repayments of long-term debt	(365)	(869)	(174,378)	(12,355)
Proceeds from the issuance of long-term debt	-	-	183,000	-
Debt issuance costs and discounts	(51)	-	(5,559)	(44)
Cash paid for debt extinguishment	(243)	-	(5,522)	(150)
Cash proceeds from noncontrolling interest	75	-	75	75
Payment of withholding taxes on stock-based compensation	(2)	-	(601)	(472)
Proceeds from issuance of common stock	(3)	2	116	130
Net cash used by financing activities	(589)	(867)	(2,869)	(12,816)

Change in cash, cash equivalents and restricted cash	(1,755)	(365)	6	(14,131)

Cash, cash equivalents and restricted cash, beginning of period	24,906	24,059	23,145	37,825

Cash, cash equivalents and restricted cash, end of period	$23,151	$23,694	$23,151	$23,694

Supplemental Cash Flow Data:
Interest paid	$3,279	$1,653	$10,874	$8,012
Income taxes (refunded) paid, net	$(52)	$-	$(624)	$577

Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net income (loss)	$284	$320	$(3,254)	$656
Add (subtract):
Interest expense	3,577	3,869	11,335	11,590
Loss on extinguishment of debt	93	-	7,527	336
Interest income	(13)	(7)	(27)	(18)
Depreciation and amortization	9,193	8,748	27,124	25,908
Loss on disposal of assets, net	40	132	73	284
Income tax (benefit) expense	(422)	(82)	(1,886)	217
Stock-based compensation	261	700	842	2,147
Long-term cash incentives	-	180	-	585
Pension adjustment	-	(41)	-	-
Net loss attributable to noncontrolling interest	36	34	100	101

Adjusted EBITDA	$13,049	$13,853	$41,834	$41,806

NonGAAP Measures:

The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash outflows of $7.7 million in the nine-month period ended September 30, 2017).

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed above is not consistent with the definition of Consolidated EBITDA referenced in our 2017 Senior Credit Agreement and 2015 Senior Credit Agreements, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income (loss) before interest, loss on extinguishment of debt, depreciation and amortization, gain or loss on asset purchases or disposals, income taxes, stock-based compensation, pension adjustments, net loss attributable to noncontrolling interest and expenses under the Company’s long term cash incentive plan (“LTCI”). LTCI expenses are considered part of an interim compensation structure, which ended in 2016, to mitigate the dilutive impact of additional share issuances for executive compensation.

Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net cash provided by operating activities	$8,623	$9,478	$25,688	$28,364
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow:
Capital expenditures	(13,532)	(8,689)	(24,054)	(22,351)
Payment for North Slope fiber network	-	-	-	(5,500)
Proceeds on sale of fiber to joint venture partner	-	-	-	2,650
Amortization of deferred capacity revenue	884	862	2,601	2,564
Amortization of GCI capacity revenue	(522)	(522)	(1,549)	(1,547)
Amortization of debt issuance costs and debt discount	(414)	(1,014)	(1,951)	(3,035)
Interest expense	3,577	3,869	11,335	11,590
Interest paid	(3,279)	(1,653)	(10,874)	(8,012)
Interest income	(13)	(7)	(27)	(18)
Income tax (benefit) expense	(422)	(82)	(1,886)	217
Income taxes (payable) receivable	(3)	130	(577)	852
Income taxes refunded (paid), net	52	-	624	(577)
Deferred income tax benefit (expense)	374	(48)	1,840	(543)
Tax deficiencies from share-based payments	-	-	-	51
Charge for uncollectible accounts	(929)	(89)	(2,562)	(166)
Long-term cash incentives	-	180	-	585
Pension adjustment	-	(41)	-	-
Net loss attributable to noncontrolling interest	36	34	100	101
Other non-cash expense, net	(142)	(52)	(430)	(466)
Changes in operating assets and liabilities	1,478	633	7,703	1,710
Adjusted free cash flow	$(4,232)	$2,989	$5,981	$6,469

Schedule 6
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Adjusted EBITDA	$13,049	$13,853	$41,834	$41,806

Less:
Capital expenditures	(13,532)	(8,689)	(24,054)	(22,351)
Payment for North Slope fiber network	-	-	-	(5,500)
Proceeds on sale of fiber to joint venture partner	-	-	-	2,650
Amortization of GCI capacity revenue	(522)	(522)	(1,549)	(1,547)
Income taxes refunded (paid), net	52	-	624	(577)
Interest paid	(3,279)	(1,653)	(10,874)	(8,012)

Adjusted free cash flow*	$(4,232)	$2,989	$5,981	$6,469

* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.

NonGAAP Measures:

Adjusted Free Cash Flow is a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, cash income taxes refunded or paid, cash interest paid, amortization of GCI capacity revenue, and cash receipts and payments associated with the purchase of the North Slope fiber network and establishment of our joint venture with QHL. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being amortized to revenue over the term of the relevant agreement.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash used by financing activities.

See Schedule 5 for the reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow.

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Business and wholesale revenue
Business broadband	$16,026	$15,140	$49,261	$43,712
Business voice and other	6,686	7,113	19,918	21,225
Managed IT services	1,020	1,072	3,078	2,971
Equipment sales and installations	600	819	2,717	4,503
Wholesale broadband	8,994	7,970	26,252	23,359
Wholesale voice and other	1,562	1,920	4,803	5,678

Total business and wholesale revenue	34,888	34,034	106,029	101,448
Growth in business and wholesale	2.5%		4.5%
Consumer revenue
Broadband	6,322	6,245	19,200	18,621
Voice and other	2,986	3,124	8,698	9,765

Total consumer revenue	9,308	9,369	27,898	28,386

Total business, wholesale, and consumer revenue	44,196	43,403	133,927	129,834
Growth in business, wholesale and consumer revenue	1.8%		3.2%
Growth in broadband revenue	6.8%		10.5%

Regulatory revenue
Access	7,584	8,158	23,273	24,316
High cost support	4,923	4,922	14,770	14,923

Total regulatory revenue	12,507	13,080	38,043	39,239

Total revenue	$56,703	$56,483	$171,970	$169,073
Growth in total revenue	0.4%		1.7%

Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016

Voice:
Business access lines	72,068	72,972	74,328
Consumer access lines	30,361	31,542	34,319

Voice ARPU business	$23.51	$23.20	$23.78
Voice ARPU consumer	$30.68	$27.81	$28.25

Broadband:
Business connections	15,334	15,475	15,321
Consumer connections	34,295	34,675	33,922

Broadband ARPU business	$345.78	$367.93	$328.83
Broadband ARPU consumer	$60.80	$61.57	$61.03

Churn:
Business voice	1.2%	1.0%	1.4%
Consumer broadband	3.1%	2.7%	2.7%
Consumer voice	1.7%	1.5%	1.7%

Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	September 30,	December 31,
	2017	2016
2017 senior secured credit facility due 2023	$180,000	$-
Debt discount - 2017 senior secured credit facilities due 2023	(2,834)	-
Debt issuance costs - 2017 senior secured credit facilities due 2023	(3,047)	-
2015 senior secured credit facilities due 2018	-	86,750
Debt issuance costs - 2015 senior secured credit facilities due 2018	-	(1,738)
6.25% convertible notes due 2018	10,044	94,000
Debt discount - 6.25% convertible notes due 2018	(74)	(2,271)
Debt issuance costs - 6.25% convertible notes due 2018	(16)	(467)
Capital leases and other long-term obligations	3,592	3,325
Total debt	187,665	179,599
Less current portion	(17,251)	(1,973)
Long-term obligations, net of current portion	$170,414	$177,626

Total debt	$187,665	$179,599
Plus debt discounts and debt issuance costs	5,971	4,476
Gross debt	193,636	184,075
Cash and cash equivalents	(11,224)	(21,228)
Restricted cash held for 6.25% convertible notes due 2018	(10,044)	-
Net debt	$172,368	$162,847

CONTACT:
Alaska Communications
Investor Contact:
Tiffany Smith, 907-564-7556
Manager, Board and Investor Relations
investors@acsalaska.com
or
Media Contact:
Hannah Blankenship, 907-564-1326
Manager, Corporate Communications
Hannah.Blankenship@acsalaska.com